UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2012

HICKS ACQUISITION COMPANY II, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35411	80-0611167
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1200 Dallas, TX		75201
(Address of principal executive offices)		(Zip code)
(214) 615-2300 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2012, Hicks Acquisition Company II, Inc. (“HACII”) and Appleton Papers Inc. (“Appleton”) terminated the proposed transactions between the parties, pursuant to which Appleton would have become a non-wholly-owned subsidiary of HACII, by means of a Termination Agreement (the “Termination Agreement”).

The Termination Agreement terminates (i) the Equity Purchase Agreement, dated as of May 16, 2012 (the “Equity Purchase Agreement”), among HACII, HH-HACII, L.P., Appleton and Paperweight Development Corp., the current owner of Appleton (“PDC”), and (ii) the Cross Purchase Agreement, dated as of May 16, 2012 (the “Cross Purchase Agreement” and, together with the Equity Purchase Agreement, the “Purchase Agreements”), between HACII and PDC.

The foregoing description of the Termination Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 above with respect to the Termination Agreement and the Purchase Agreements is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 12, 2012, HACII held a special meeting of public warrantholders at 9:00 a.m. Central Daylight Time. The only matter voted on by HACII’s public warrantholders was a proposal to approve an adjournment of the special meeting of public warrantholders to permit further solicitation and vote of proxies in favor of an amendment to the warrant agreement that governs all HACII warrants (the “Warrantholder Adjournment Proposal”). The Warrantholder Adjournment Proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
9,100,489	0	989,100	0

As noted below, the adjourned special meeting of public warrantholders has been cancelled.

On July 12, 2012, HACII also held a special meeting of stockholders at 10:00 a.m. Central Daylight Time. The only matter voted on by HACII’s stockholders was a proposal to approve an adjournment of the special meeting of stockholders to permit further solicitation and vote of proxies in favor of a director election proposal, the adoption of an equity incentive plan, and the adoption of the Purchase Agreements (the “Stockholder Adjournment Proposal”). The Stockholder Adjournment Proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
9,175,176	5,017,208	1,163,914	0

As noted below, the adjourned special meeting of stockholders has been cancelled.

On July 12, 2012, HACII also held a special meeting of stockholders at 11:00 a.m. Central Daylight Time. The only matter voted on by HACII’s stockholders was a proposal to approve an adjournment of the special meeting of stockholders to permit further solicitation and vote of proxies in favor of an amendment to HACII’s amended and restated certificate of incorporation to, among other things, extend the date on which HACII must either consummate a business combination or commence proceedings to dissolve and liquidate from July 14, 2012 to September 14, 2012 (the “Amendment Adjournment Proposal”). The Amendment Adjournment Proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
9,175,176	5,017,208	1,163,914	0

As noted below, the adjourned special meeting of stockholders has been cancelled.

Item 8.01. Other Events.

As a result of the termination of the Purchase Agreements, the special meeting of HACII public warrantholders and the special meetings of HACII stockholders, each of which was scheduled to be held on July 13, 2012, have been cancelled. HACII’s public warrantholders and stockholders should disregard the proxy statement/prospectus mailed to them on or about July 2, 2012.

On July 13, 2012, HACII issued a press release announcing the termination of the proposed business combination with Appleton. The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1*	Termination Agreement, dated as of July 13, 2012, by and among Hicks Acquisition Company II, Inc., HH-HACII, L.P., Appleton Papers Inc. and Paperweight Development Corp.

99.1*	Press Release, dated July 13, 2012.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 13, 2012	Hicks Acquisition Company II, Inc.

	By:	/s/ Christina Weaver Vest

Name: Christina Weaver Vest
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1*	Termination Agreement, dated as of July 13, 2012, by and among Hicks Acquisition Company II, Inc., HH-HACII, L.P., Appleton Papers Inc. and Paperweight Development Corp.

99.1*	Press Release, dated July 13, 2012.

*	Filed herewith.